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                                                                    Exhibit 10.1

LANTE CORPORATION
                             1998 STOCK OPTION PLAN
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 1.  Purpose

      The purpose of the Plan is to reward and motivate Employees, Directors and Advisors to put forth maximum efforts toward the continued growth, profitability and success of the Company and its Subsidiaries by providing incentives to such persons through the ownership of Common Stock. Toward this objective, the Committee may grant Options to Employees, Directors and Advisors on the terms and subject to the conditions set forth in the Plan.

 2.  Definitions

      As used in this Plan, the following definitions shall apply:

      2.1. "Advisor" means any advisor or consultant who renders bona fide services to the Company or a Subsidiary.

      2.2.  "Board" means the Board of Directors of the Company.

      2.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.4. "Committee" means the Board, or a committee of Directors, Employees, shareholders or Advisors designated by the Board, which is authorized to administer the Plan under paragraph 3 hereof.

      2.5.  "Common Stock" means Class B common shares of the Company.

      2.6.  "Company" means Lante Corporation, an Illinois corporation.

      2.7.  "Director" means a member of the Board.

      2.8. "Disability" means the inability of a Participant to perform his normal duties as a full time Employee, or as a Director or Advisor, for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant's employment or service was due to his physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the
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Participant's physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his regular duties as an Employee, Director or Advisor for a continuous period of ninety (90) days.

     2.9.  "Employee" means an employee of the Company or a Subsidiary.

     2.10. "Layoff" means the Company's termination of an Employee's employment due to elimination of the Employee's position, or as part of a reduction in workforce due to economic considerations. The Committee, in its sole discretion, may determine whether a termination of employment was for "Layoff", and such determination shall be final, binding and conclusive.

     2.11. "Option" means any form of stock option granted under the Plan to a Participant by the Committee pursuant to the terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

     2.12. "Participant" means any individual to whom an Option has been granted by the Committee under this Plan.

     2.13. "Plan" means the Lante Corporation 1998 Stock Option Plan, as amended from time to time.

     2.14. "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

3.  Administration

     The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan; (c) select Employees, Directors and Advisors to receive Options under the Plan; (d) determine the form of an Option and/or any agreements ancillary thereto, the number of shares subject to the Option, all the terms, conditions, restrictions and/or limitations, if any, of an Option, including the time and conditions of exercise or vesting; (e) grant waivers of Plan terms, conditions, restrictions, and limitations, except the Committee does not have the discretionary authority to accelerate the vesting or exercise of an Option; (f) amend or terminate an Option or this Plan in accordance with the terms hereof; and (g) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to any of the Company's Directors, Employees, shareholders or Advisors under such conditions or limitations as the Committee may establish.

4.  Eligibility

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     Any Employee, Director or Advisor is eligible to become a Participant of the Plan.

5.  Shares Available

     The maximum number of shares of Common Stock which shall be available for grant of Options under the Plan shall not exceed 5,000,000, as adjusted for the Company's June 1998 stock split (such amount being subject to adjustment as provided in paragraph 10). Any shares of Common Stock related to Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares.

6.  Term

     The Plan shall become effective as of June 1, 1998, and shall remain in effect until terminated pursuant to paragraph 15.

7.  Participation

     The Committee shall select, from time to time, Participants from those Employees, Directors and Advisors who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the terms, conditions, restrictions and/or limitations, if any, applicable to the Options in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

8.  Stock Options

     (a) Grants. Options shall be non-qualified stock options (i.e., stock options which are not incentive stock options within the meaning of Section 422 of the Code).

     (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be established by the Committee.

     (c) Additional Terms and Conditions. The Committee may establish such other terms, conditions, restrictions and/or limitations, if any, of any Option, including conditioning an Option upon the Participant's execution of a Shareholders Agreement, provided they are not inconsistent with the Plan.

     (d) Exercise Payment. The exercise price of an Option shall be paid in cash; provided however, that the Committee may in its discretion, and on such terms and conditions as it deems appropriate, accept, for all or a portion of the exercise price, such consideration that the Committee may deem appropriate, including without limitation, Common Stock or Class A common shares of the Company that had previously been

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held for at least six months, whether tendered directly or by attestation, valued at fair value thereof on the date of exercise.

     (e) Early Exercise. The Committee may permit a Director or Advisor to exercise an Option, on terms acceptable to the Committee, prior to vesting of the Option and/or prior to the lapse of restrictions on the exercisability of the Option; provided, however, the stock so issuable in respect thereof shall remain subject to such vesting requirements and/or restrictions and shall be forfeited if the stock does not vest or if the restrictions do not lapse; provided, further, such early exercise of Options will generally only be permitted by the Committee (a) at the time of the grant of the Option or if the Company will not otherwise be required to recognize a compensation expense for financial reporting purposes as a result of such early exercise and (b) the Director or Advisor commits to make an election under Section 83(b) of the Code within 30 days of exercise of the Option.

9.  Nonassignability

     Unless otherwise set forth in the form of Option, no Option shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant's death, may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

10.  Adjustment Provisions

     If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Options, the shares subject to any Option and the exercise prices of Options shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 425(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Options as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Option shall be adjusted as deemed equitable by the Committee, in its sole

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discretion. The Committee shall have authority to provide for, in appropriate cases upon the effectiveness of the transaction, (i) waiver, in whole or in part, of remaining restrictions for vesting or exercise, and (ii) the conversion of outstanding Options into cash or other property to be received in the transactions immediately or over the periods the Option would have been vested or exercisable. Any adjustment, waiver, conversion or the like carried out by the Committee under this paragraph shall be conclusive and binding for all purposes of the Plan.

11.  Withholding Taxes

     The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, or from the Participant's gross pay, the amount of all applicable income and employment taxes required by law to be withheld with respect to the Plan or transactions in Common Stock or Options, or may require the Participant to pay to the Company such tax prior to and as a condition of the making of any payment or delivery under the Plan. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the fair value thereof when the tax withholding is required to be made.

12.  Amendments to Options

     The Committee may at any time unilaterally amend, or terminate and cash out, any unexercised Option, whether vested or unvested, earned or unearned, and/or substitute another Option of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding Option which, in the opinion of the Committee, is materially adverse to the Participant, shall require the Participant's consent.

13.  Regulatory Approvals and Shareholders Agreement

     Notwithstanding anything contained in this Plan or any Option to the contrary, an Option shall not be exercisable, and the Company shall have no obligation to issue or deliver certificates of Common Stock in respect thereof, prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the completion of any registration or other qualification of the offer and sale of the Common Stock under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable, (c) execution by the Participant of a Shareholders Agreement in form and substance satisfactory to the Committee and
(d) the obtaining of evidence satisfactory to the Company that exercise of the Option will not terminate the Company's S Corporation status.

14.  No Rights to Continued Service or Grants

     Participation in the Plan shall not give any Employee, Director or Advisor any right to remain in the service of the Company or any Subsidiary. The Company or
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Subsidiary reserves the right to terminate the services of any
Employee, Director or Advisor, as the case may be, at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or Advisor or any other individual any right to be selected as a Participant or to be granted an Option.

15.  Amendment

     The Board may amend, suspend or terminate the Plan at any time, but the amendment, termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Option then held by the Participant, except to the extent permitted by paragraph 12.

16.  Governing Law

     The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

17.  No Right, Title, or Interest in Company Assets

     No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.